EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of
Corporate Income Fund,
Insured Series-27, Defined Asset Funds:



We consent to the use in this Registration Statement No. 33-60245 of our opinion dated November 7, 1995, relating to the Statement of Condition of Corporate Income Fund, Insured Series-27, Defined Asset Funds and to the reference to us under the heading "Miscellaneous--Auditors" in the Prospectus which is a part of this Registration Statement.





DELOITTE & TOUCHE LLP
New York, N.Y.
November 7, 1995

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